UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeffrey B. Shealy Resignation

On August 6, 2024, Akoustis Technologies, Inc. (the “Company”) and Jeffrey B. Shealy mutually agreed on Mr. Shealy’s resignation as the Company’s Chief Executive Officer and as a member of the Board of Directors (the “Board”) effective immediately. Mr. Shealy’s resignation as a member of the Board did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The terms of Mr. Shealy’s separation from the Company have been memorialized pursuant to a Separation Agreement, dated August 6, 2024 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Shealy will be entitled to a single cash payment of $400,000 in consideration for a release of any and all claims he may have against the Company, its affiliates, subsidiaries, representatives and other related parties.

 The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Separation Agreement, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is incorporated herein by reference.

Appointment of Kamran Cheema as Interim Chief Executive Officer

On August 8, 2024, the Company announced Mr. Shealy’s resignation and the appointment of Kamran Cheema, age 51, as Interim Chief Executive Officer. The Company adjusted Mr. Cheema’s annual base salary to $408,256 and increased his target bonus under the Company’s Customer Milestone Payment Program (“CMPP”), which is payable upon the delivery of certain products to the Company’s customers to $335,000 to reflect the increased responsibilities of his new role.

The foregoing description of Mr. Cheema’s target bonus under the CMPP does not purport to be complete and is subject to, and qualified in its entirety by the full text of such CMPP bonus letter, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is incorporated herein by reference.

Mr. Cheema has served as Chief Product Officer for the Company since 2022. He joined the Company in August 2021 as Vice President of Engineering, bringing a wealth of RF experience in product design, manufacturing, technology development, program management and quality management with over thirty years of experience in acoustic technology. Before joining the Company, Mr. Cheema was the Vice President of Engineering at Qualcomm RF360, where he was responsible for all aspects of micro-acoustic hardware solutions for the mobile phone market. Mr. Cheema holds a MSEE from the University of Central Florida. Mr. Cheema does not have any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignations from Board

On August 2, 2024, Michelle Petock informed the Company that she was resigning from the Board, effective immediately. On August 7, 2024, Suzanne Rudy informed the Company that she was resigning from the Board, effective immediately. On August 7, 2024, Jeffrey McMahon informed the Company that he was resigning from the Board, effective immediately. Ms. Petock’s, Mr. McMahon’s and Ms. Rudy’s decisions to resign from the Board did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Appointment of New Directors

On August 7, 2024, the Board appointed Jill Frizzley and Matthew Kahn to the Company’s Board of Directors to serve for terms expiring at the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The Board has determined that each of Ms. Frizzley and Mr. Kahn is independent under Rule 5605(a)(2) of the Nasdaq Listing Rules. Each of Ms. Frizzley and Mr. Kahn was appointed to the Audit and Compensation Committees of the Board.

Ms. Frizzley currently serves as President of Wildrose Partners, LLC, an independent consulting company providing governance and related advisory services to corporations, a position she has held since 2019. Ms. Frizzley served as Counsel in the Business Finance & Restructuring Group at Weil, Gotshal & Manges LLP from 2016-2019, and previously practiced in the Business Finance Group at Shearman & Sterling LLP from 2000-2016. Ms. Frizzley has served as a director on numerous public and private boards of directors.

Mr. Kahn currently serves as a consultant with over 25 years of experience in private equity, structured lending and credit investing and has served as a director on more than 35 boards of directors of both private and public companies. He previously worked for 17 years at Gordon Brothers Group, where he was a founding member of the private equity and second lien lending business. Prior to joining Gordon Brothers in 1995, Mr. Kahn was the chief financial officer of Joseph Bank Clothiers and senior vice president for finance at Nature Food Centres.

In connection with their appointment to the Board, each of Ms. Frizzley and Mr. Kahn entered into an Independent Director Agreement with the Company, dated as of August 7, 2024 (together, the “Independent Director Agreements”), pursuant to which Ms. Frizzley and Mr. Kahn agreed to serve as directors of the Company. The Independent Director Agreements provide for a monthly fee of $30,000 and certain indemnification obligations in connection with their service as directors. This compensation is in lieu of the compensation Ms. Frizzley and Mr. Kahn would otherwise be eligible to receive under the Company’s compensation program for non-employee directors.

There were no arrangements or understanding between either of Ms. Frizzley or Mr. Kahn and any other person pursuant to which they were appointed as directors of the Company. Neither Ms. Frizzley nor Mr. Kahn has a direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Independent Director Agreements does not purport to be complete and is subject to, and qualified in its entirety by the full text of the form of Independent Director Agreement, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is incorporated herein by reference.

Kenneth Boller Bonus Arrangement

On August 7, 2024, in connection with the Company’s CMPP, Kenneth Boller is eligible to receive a target bonus amount of $160,000 contingent on the achievement of certain milestones under the CMPP.

The foregoing description of Mr. Boller’s target bonus under the CMPP does not purport to be complete and is subject to, and qualified in its entirety by the full text of such CMPP bonus letter, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 8, 2024, the Company issued a press release (furnished herewith as Exhibit 99.1) announcing the resignation of Mr. Shealy and the appointment of Mr. Cheema as Interim Chief Executive Officer.

The information under this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 8, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: August 8, 2024	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Chief Financial Officer

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